UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Mackinac Financial Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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130 South Cedar Street
Manistique, Michigan 49854
NOTICE OF LOCATION CHANGE
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 26, 2010
NOTICE IS HEREBY GIVEN that the location of the 2010 Annual Meeting of Shareholders of Mackinac Financial Corporation (the “Corporation”), a Michigan corporation, to be held on Wednesday, May 26, 2010, at 11:00 a.m. EDT, has been moved to the Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009. The original date and time of the meeting have not changed. The meeting will still be held for the following purposes:
1.	To elect two (2) Directors, each to hold office for a three-year term;

2.	To approve, in a non-binding, advisory vote, the Corporation’s compensation of executives;

3.	To ratify the appointment of Plante & Moran, PLLC as independent auditors for the year ending December 31, 2010; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.
     The foregoing items of business are more fully described in the Corporation’s proxy statement dated April 27, 2010. Other than the relocation of the meeting, there are no changes to the proxy statement. Shareholders wishing to submit a proxy for the meeting should continue to use the form of proxy included with the proxy statement.
     If you have any questions or comments, please direct them to Mackinac Financial Corporation, 130 South Cedar Street, Manistique, Michigan 49854, Attention: Paul D. Tobias.

Best Regards,
/s/ Paul D. Tobias
Paul D. Tobias
Chairman and Chief Executive Officer